EXHIBIT 23.2


We consent to the incorporation by reference of our reports dated January 27, 1998 (except for the Pending Acquisition of Note C, as to which the date is February 13, 1998), with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K) of Bull Run Corporation, in the Registration Statement (Form S-8 No. 33-91296) pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan and the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan.



                                            /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 25, 1998